EXHIBIT 5

                             WILLIAM F. SORIN
                              ATTORNEY-AT-LAW
                              823 PARK AVENUE
                         NEW YORK, NEW YORK 10021
                        TELEPHONE:  (212) 249-0732
                        FACSIMILE:  (212) 249-5364


                                          April 28, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

            Re:   COMVERSE TECHNOLOGY, INC.
                  -------------------------

Ladies and Gentlemen:

      I have acted as legal counsel to Comverse Technology, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the date hereof and relating to an offering of 133,333 shares of the Company's Common Stock, par value $.10 per share, to be offered for resale by the Selling Shareholders identified therein, compromising 86,508 issued and outstanding shares (the "Outstanding Shares") and 46,825 shares (the "Warrant Shares") issuable upon the exercise of common stock purchase warrants (the "Warrants").

      In my capacity as legal counsel to the Company, I have examined originals or copies, certified or otherwise identified to my satisfactions of such documents, corporate records and other instruments as I have deemed necessary for the purpose of rendering this opinion. In the course of such examinations, I have assumed the genuineness of all documents submitted to me as originals and the conformity to originals and certified documents of all copies submitted to me as conformed copies.

      Based upon and subject to the foregoing, I am of the opinion that the Outstanding Shares are, and the Warrant Shares, upon the exercise of the Warrants and payment of the exercise price thereunder, will be, validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to me under the caption "Legal Matters" in the Prospectus contained therein. In giving the foregoing consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ William F. Sorin

                                    William F. Sorin






NYFS11...:\94\37994\0003\2450\FRM3119P.55G